UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2006 (October 20, 2006)

PEOPLES ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Illinois	1-5540	36-2642766
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 East Randolph Drive, 24th Floor Chicago, Illinois	60601-6207
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code: (312) 240-4000

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On October 20, 2006 Peoples Energy Corporation (“Peoples Energy”) entered into (1) a $25 million revolving credit agreement with ABN AMRO Bank, N.V.; (2) a $25 million revolving credit agreement with Bank of America, N.A.; and (3) a $25 million revolving credit agreement with JPMorgan Chase Bank to provide for potential seasonal liquidity needs. Each credit agreement is effective from October 20, 2006 through the earlier of (i) March 31, 2007 or (ii) the consummation of the merger between a subsidiary of WPS Resources Corporation and Peoples Energy. Funds may be used for general corporate purposes and commercial paper back-up.

Borrowings under each credit agreement may accrue interest at either (1) the greater of (a) the prime commercial lending rate announced from time to time by the applicable bank making a loan under a credit agreement, or (b) the Federal funds rates plus one-half of one percent, or (2) a rate based on the LIBOR rate in effect at the time of such borrowing plus an applicable margin determined by the credit rating of Peoples Energy’s long-term senior unsecured debt.

Each credit agreement may be terminated and repayment of the loans under each credit agreement could be accelerated if, among other things, any of the following events were to occur:

i.	non-payment of amounts borrowed when due or non-payment of fees or interest within five days of the due date;

ii.
failure to observe certain covenants, including (a) failure to maintain a ratio of total debt to total debt plus equity (excluding accumulated other comprehensive income/loss) of at least 0.65 to 1.00 and (b) the sale or lease of more than thirty-five percent of consolidated fixed assets or fifteen percent of consolidated “regulated assets,” determined using the net book value of such assets;

iii.	with respect to indebtedness in an amount of $15 million or more existing other the under each credit agreement, the occurrence of events which permit the payment thereof to become accelerated;

iv.	the failure of Peoples Energy to pay judgments against it in amounts of $15 million or more within thirty days;

v.	certain events related to insolvency or the commencement of bankruptcy proceedings;

vi.	failure to pay certain amounts with respect to employee benefit plans as required by the Employee Retirement Income Security Act of 1974, as amended.

A copy of each credit agreement will be filed as an exhibit to People Energy’s annual report on Form 10-K for the fiscal year ended September 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES ENERGY CORPORATION
(Registrant)

Date: October 24, 2006	By: /s/ THOMAS A. NARDI
Thomas A. Nardi
Executive Vice President and Chief Financial Officer